Exhibit 10.100

SEPARATION AGREEMENT AND FULL

AND FINAL RELEASE OF CLAIMS

This Separation Agreement and General Release (hereinafter referred to as “Agreement”) is made and entered into by and between Matthew Thompson (hereinafter referred to as “Employee”), and Borland Software Corporation (hereinafter referred to as “Company”).

WHEREAS, Employee has accepted future employment with another employer and wishes to resign employment with the Company on January 2, 2007 (“the Termination Date”), at which time all employee compensation and benefits shall cease, except provided herein;

WHEREAS, Employee and the Company desire to settle fully and finally any and all claims of Employee arising out of Employee’s employment with the Company and his termination therefrom;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, and to avoid unnecessary litigation, it is hereby agreed by and between the parties as follows:

1. SEPARATION PAYMENT. As consideration for this Agreement, and conditioned on your execution of this Agreement and returning it to the Company promptly, the Company shall pay Employee a lump sum separation payment equal to one hundred ninety-two thousand five hundred dollars (US$192,500), less applicable taxes and other withholdings as determined by Borland’s payroll department. Such severance payment will be mailed to Employee at his address last known to the Company, postmarked between the seventh and twelfth calendar day following the date of Employee’s signature on this Agreement or delivery of the Agreement to the Company by Employee, whichever date is later.

2. NO OBLIGATION. Employee acknowledges and agrees that, except for items specified in paragraph 1 above, the Company and Release Parties have paid to Employee on the Termination Date all compensation, including, but not limited to, any and all wages, commissions, bonuses, and accrued but unused vacation, that Employee earned during his employment with Borland and/or any predecessor entity that employed Employee until and including the Termination Date.

3. FULL AND FINAL RELEASE. In exchange for the benefits under this Agreement to which Employee is not otherwise entitled, Employee, for himself and his respective legal successors and assigns, irrevocably and unconditionally releases, and forever discharges and acquits Borland and its respective current and former parent companies and predecessors and each of its and their respective divisions, subsidiaries, shareholders, officers, directors, current and former employees, insurers, attorneys, accountants, agents, affiliates, legal successors and assigns (all of whom are referred to throughout this Agreement as the “Released Parties or Release Parties”), from any and all charges, complaints, claims, causes of action, debts, demands, sums of money, controversies, agreements, promises, damages and liabilities of any kind or nature whatsoever, both at law and equity, known or unknown, suspected or unsuspected, anticipated or unanticipated (hereinafter referred to as “claim” or “claims” and as further defined below), arising from conduct occurring on or before the date of this Agreement, including without limitation any claims incidental to or arising out of Employee’s employment with the Company or the termination thereof. It is expressly understood by Employee that among the various rights and claims being waived in this release are those arising under Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans With Disabilities Act, the Civil Rights Act of 1866, the Family and Medical Leave Act, claims of age discrimination under the Age Discrimination in Employment Act, Indiana Civil Rights Codes, or any other federal, state or local law or regulation.. This provision is intended by the parties to be all encompassing and to act as a full and total release of any claim, whether specifically enumerated herein or not, that Employee might have or has had, that exists or ever has existed on or to the date of this Agreement.

4. CLAIMS. The parties understand the word “claim” or “claims” to include without limitation all actions, claims and grievances, whether actual or potential, known or unknown, related, incidental to or arising out of Employee’s employment with the Company and the termination thereof. All such claims, including related attorneys’ fees and costs, are forever barred by this Agreement and without regard to whether those claims are based on any alleged breach of a duty arising in contract or tort; any alleged unlawful act, any other claim or cause of action; and regardless of the forum in which it might be brought.

5. NO OTHER CLAIMS. Employee represents that he will not file (or ask or allow anyone to file on his behalf), any charge, complaint, claim or lawsuit of any kind in connection with any claim released by this Agreement. This provision shall not apply, however, to any non-waivable charges or claims brought before any governmental agency. With respect to any such non-waivable claims, Employee agrees to waive his right (if any) to any monetary or other recovery should any governmental agency or other third party pursue any claims on Employee’s behalf, either individually, or as part of any collective action.

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6. PROPRIETARY INFORMATION. Also in exchange for the consideration provided above, Employee acknowledges that in his position with Company, he may have obtained confidential business and proprietary information regarding Company which (i) relates to the business of the Company, or to the business of any customer or supplier of the Company; or (ii) is processed by the Company and has been created, discovered or developed by, or has otherwise become known to the Company that has commercial value to the business in which the Company is engaged. All said information is hereinafter called “proprietary information” and he agrees that he has not made and will not make any such information known to any member of the public. At all times Employee will keep in confidence and trust all such proprietary information and will not use or disclose any such proprietary information or anything relating to it without the written consent of the Company. Employee hereby agrees that all proprietary information shall be the sole and exclusive property of the Company and its assigns. In addition, Employee agrees that, with the execution of this Agreement, she has returned to Company all confidential and proprietary information and all other Company property, as well as all copies or excerpts of any property, files or documents obtained as a result of his employment with Company. A copy of the confidentiality agreement executed by Employee is attached as Exhibit A. Nothing in this Agreement, including Paragraph 12, is intended to modify that confidentiality agreement. This paragraph is not intended to preclude Employee from testifying truthfully in any court of law or before an administrative agency, although Employee agrees that he will testify as to Company matters only if served with a lawfully executed subpoena.

7. NON-DISPARAGEMENT. Employee agrees that he has not and will not make statements to clients, customers, or suppliers of the Released Parties or to other members of the public that are in any way disparaging or negative towards the Released Parties, the Released Parties’ products or services, or the Released Parties’ representatives or employees. Employee agrees not to interfere with the Company’s relationship with current or prospective employees, suppliers, customers or investors. Employee further agrees that he will not hold himself out as an agent of the Company, or as having any authority to bind the Company.

8. NON-SOLICITATION RESTRICTIONS. You agree, for a period ending one (1) year after the termination of your employment with Borland, not to solicit, or attempt to solicit, directly or indirectly, any individual who is an employee of Borland, whether for or on behalf of you or for any entity in which you have a direct or indirect interest whether as a proprietor, partner, stockholder, employee, agent, representative, or otherwise.

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9. NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT. This Agreement and compliance with this Agreement shall not be construed as an admission by the Company or the Released Parties of any liability whatsoever, or as admission by the Company or the Released Parties of any violation of the rights of Employee, violation of any order, law, statute, duty or contract whatsoever. The Company specifically disclaims any liability to Employee for any alleged violation of the rights of Employee, or for any alleged violation of any order, law, statute, duty or contract on the part of the Company, or its employees or agents.

10. LEGAL REPRESENTATION. The parties hereto represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement made by any of the parties or by any of the parties’ agents, attorneys or representatives with regard to the subject matter or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement. The employee acknowledges that this agreement is a legally binding document and your signature will commit you to its terms. You acknowledge that you have been advised by the Company to discuss all aspects of this agreement with an attorney before signing it, that you have carefully read and fully understand all of the provisions of this agreement and that you are knowingly and voluntarily entering into this agreement.

11. BINDING OF EMPLOYEE’S HEIRS. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Employee expressly warrants that he has not transferred to any person or entity any rights or causes of action, or claims released by this Agreement.

12. SOLE AND ENTIRE AGREEMENT. With the exception of any agreement with the Company pertaining to proprietary, trade secret or other confidential information and/or the ownership of inventions, all of which shall remain in full force and effect and is unaffected by this Agreement, this Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements and understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. This Agreement may only be amended or modified by a writing signed by the parties hereto. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto.

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13. GOVERNING LAW. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed by and under the laws of the California, United States of America without regard to conflict of law principles. The parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in the County of Santa Clara, California in accordance with the JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. Either Employee or the Company may initiate arbitration, but the party demanding arbitration must do so within one year of the time the dispute arose, or else said claim shall be deemed waived.

14. ARBITRATION. The parties agree that in any arbitration held to enforce or interpret the terms of this Agreement, and/or should it be necessary for either party to file a petition to compel arbitration, the arbitrator or the court, as the case may be, shall have the authority to award the prevailing party reasonable attorneys’ fees and costs. Said attorneys’ fees and costs shall extend to any appeal process related hereto and to the enforcement and collection of any court judgment and any execution related thereto.

15. SEVERABILITY. Should any provision of this Agreement, except Paragraph 3 or 4, be declared or be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be effected thereby and said illegal, unenforceable, or invalid term, part or provision shall be deemed not to be a part of this Agreement. If Paragraph 3 or 4 is found to be unenforceable, the parties agree to seek a determination by the arbitrator as to the rights of the parties, including whether Employee is entitled to retain the benefits paid to him under the Agreement. This Agreement may be executed in counterparts and each counterpart, when executed, shall have the efficacy of a second original. Photographic or facsimile copies of any such signed counterparts may be used in lieu of the original for any purpose.

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This Separation Agreement and General Release is entered into as of the date last set forth below.

Dated: January 5, 2007	/s/ Matthew Thompson
Matthew Thompson

BORLAND SOFTWARE CORPORATION

Dated: January 5, 2007	By:	/s/ Jonathan Schoonmaker
	Name:	Jonathan Schoonmaker
	Title:	Senior Vice President, Human Resources